Final Term Sheet

Filed Pursuant to Rule 433

Registration Statement No. 333-147737

January 10, 2008

UNITED PARCEL SERVICE, INC.

4.50% Notes Due 2013

Issuer:	United Parcel Service, Inc.

Aggregate Principal Amount Offered:	$1,750,000,000

Maturity Date:	January 15, 2013

Coupon (Interest Rate):	4.500% per annum

Price to Public (Issue Price):	99.575% of principal amount

Yield to Maturity:	4.596%

Benchmark Treasury:	UST 3.625% due December 31, 2012

Benchmark Treasury Price and Yield:	102-06; 3.146%

Spread to Benchmark Treasury:	1.450% (145 basis points)

Interest Payment Dates:	Semi-annually on January 15 and July 15, beginning on July 15, 2008

Day Count Convention:	30 / 360

Optional Redemption:	The Notes will be redeemable at Issuer’s option at any time, in whole or in part, at a redemption price equal to (A) the greater of (i) 100% of the principal amount of such Notes and (ii) the sum of the present values of remaining scheduled payments of principal and interest (exclusive of interest accrued to the date of redemption) on such Notes discounted to the redemption date on a semi-annual basis at the Treasury rate plus 0.200% (20 basis points), plus (B) accrued interest to the redemption date.

Trade Date:	January 10, 2008

Settlement Date (T+3):	January 15, 2008

CUSIP Number:	911312 AG1

ISIN Number:	US911312AG11

Denominations:	$2,000 x $1,000

Joint Book-Running Managers:	Citi, Goldman, Sachs & Co., Merrill Lynch & Co. and Morgan Stanley

Senior Co-Managers:	Barclays Capital, UBS Investment Bank

Junior Co-Managers:	Bear, Stearns & Co. Inc., BNP PARIBAS, Credit Suisse, Deutsche Bank Securities, Wachovia Securities, Wells Fargo Securities, Castle Oak and Williams

Type of Offering:	SEC registered (No. 333-147737)

Listing:	None

Long-term Debt Ratings:	Moody’s, Aa2 (Stable); S&P, AA- (Stable)
Note:	A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citi toll free at 1-877-858-5407, Goldman, Sachs & Co. toll free at 1-866-471-2526, Merrill Lynch, Pierce, Fenner & Smith toll free at 1-866-500-5408 or Morgan Stanley toll free at 1-866-718-1649.

Final Term Sheet

Filed Pursuant to Rule 433

Registration Statement No. 333-147737

January 10, 2008

UNITED PARCEL SERVICE, INC.

5.50% Notes Due 2018

Issuer:	United Parcel Service, Inc.

Aggregate Principal Amount Offered:	$750,000,000

Maturity Date:	January 15, 2018

Coupon (Interest Rate):	5.50% per annum

Price to Public (Issue Price):	99.802% of principal amount

Yield to Maturity:	5.526%

Benchmark Treasury:	UST 4.25% due November 15, 2017

Benchmark Treasury Price and Yield:	103-01; 3.876%

Spread to Benchmark Treasury:	1.65% (165 basis points)

Interest Payment Dates:	Semi-annually on January 15 and July 15, beginning on July 15, 2008

Day Count Convention:	30 / 360

Optional Redemption:	The Notes will be redeemable at Issuer’s option at any time, in whole or in part, at a redemption price equal to (A) the greater of (i) 100% of the principal amount of such Notes and (ii) the sum of the present values of remaining scheduled payments of principal and interest (exclusive of interest accrued to the date of redemption) on such Notes discounted to the redemption date on a semi-annual basis at the Treasury rate plus 0.25% (25 basis points), plus (B) accrued interest to the redemption date.

Trade Date:	January 10, 2008

Settlement Date (T+3):	January 15, 2008

CUSIP Number:	911312 AH9

ISIN Number:	US911312AH93

Denominations:	$2,000 x $1,000

Joint Book-Running Managers:	Citi, Goldman, Sachs & Co., Merrill Lynch & Co. and Morgan Stanley

Senior Co-Managers:	Barclays Capital, UBS Investment Bank

Junior Co-Managers:	Bear, Stearns & Co. Inc., BNP PARIBAS, Credit Suisse, Deutsche Bank Securities, Wachovia Securities, Wells Fargo Securities, Castle Oak and Williams

Type of Offering:	SEC registered (No. 333-147737)

Listing:	None

Long-term Debt Ratings:	Moody’s, Aa2 (Stable); S&P, AA- (Stable)
Note:	A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citi toll free at 1-877-858-5407, Goldman, Sachs & Co. toll free at 1-866-471-2526, Merrill Lynch, Pierce, Fenner & Smith toll free at 1-866-500-5408 or Morgan Stanley toll free at 1-866-718-1649.

Final Term Sheet

Filed Pursuant to Rule 433

Registration Statement No. 333-147737

January 10, 2008

UNITED PARCEL SERVICE, INC.

6.20% Notes Due 2038

Issuer:	United Parcel Service, Inc.

Aggregate Principal Amount Offered:	$1,500,000,000

Maturity Date:	January 15, 2038

Coupon (Interest Rate):	6.200% per annum

Price to Public (Issue Price):	99.487% of principal amount

Yield to Maturity:	6.238%

Benchmark Treasury:	UST 4.750% due February 15, 2037

Benchmark Treasury Price and Yield:	105-02; 4.438%

Spread to Benchmark Treasury:	1.800% (180 basis points)

Interest Payment Dates:	Semi-annually on January 15 and July 15, beginning on July 15, 2008

Day Count Convention:	30 / 360

Optional Redemption:	The Notes will be redeemable at Issuer’s option at any time, in whole or in part, at a redemption price equal to (A) the greater of (i) 100% of the principal amount of such Notes and (ii) the sum of the present values of remaining scheduled payments of principal and interest (exclusive of interest accrued to the date of redemption) on such Notes discounted to the redemption date on a semi-annual basis at the Treasury rate plus 0.300% (30 basis points), plus (B) accrued interest to the redemption date.

Trade Date:	January 10, 2008

Settlement Date (T+3):	January 15, 2008

CUSIP Number:	911312 AJ5

ISIN Number:	US911312AJ59

Denominations:	$2,000 x $1,000

Joint Book-Running Managers:	Citi, Goldman, Sachs & Co. and Morgan Stanley

Senior Co-Managers:	Barclays Capital, UBS Investment Bank

Junior Co-Managers:	Bear, Stearns & Co. Inc., BNP PARIBAS, Credit Suisse, Deutsche Bank Securities, Wachovia Securities, Wells Fargo Securities, Castle Oak and Williams

Type of Offering:	SEC registered (No. 333-147737)

Listing:	None

Long-term Debt Ratings:	Moody’s, Aa2 (Stable); S&P, AA- (Stable)
Note:	A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citi toll free at 1-877-858-5407, Goldman, Sachs & Co. toll free at 1-866-471-2526 or Morgan Stanley toll free at 1-866-718-1649.